UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)

6564 Smoke Tree Lane, Scottsdale Arizona (principal executive offices)	85253 (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.    Entry into a Material Definitive Agreement

On March 14, 2011, EGPI Firecreek, Inc. (“EGPI” or the “Company”) entered into and completed the closing of a Stock Purchase Agreement (the “Purchase Agreement”) involving the sale of Terra Telecom, Inc. (“TTI”), a wholly-owned subsidiary which provides state-of-the-art communication technologies to various sized companies and organizations that use and deploy communications systems, sales, service, and training while consolidating and optimizing the end user experience., to Distressed Asset Acquisitions, Inc. (“DAAI”) for approximately $25,000 in the form of a promissory note (the “Purchase Price”). The promissory note is to be paid to EGPI on or before March 14, 2012 (the “ Maturity Date)  in lawful money of the United States of America and in immediately available funds the principal sum of $25,000, together with interest on the unpaid principal of this Note from the date hereof at the interest rate of Nine Percent (9%). The Note can be extended for one additional twelve month period. TTI was acquired by EGPI as part of a Stock Purchase Agreement in September 2010.

On March 14, 2011, EGPI entered into and completed the closing of a Stock Purchase Agreement (the “Purchase Agreement”) involving the sale of Oklahoma Telecom Holdings, Inc. (“OTH”), an Oklahoma corporation, formerly known as Terra Telecom, LLC., an Oklahoma limited liability company, a wholly-owned subsidiary which provides state-of-the-art communication technologies to various sized companies and organizations that use and deploy communications systems, sales, service, and training while consolidating and optimizing the end user experience, to Distressed Asset Acquisitions, Inc. (“DAAI”) for approximately $25,000 in the form of a promissory note (the “Purchase Price”). The promissory note is to be paid to EGPI on or before March 14, 2012 (the “Maturity Date)  in lawful money of the United States of America and in immediately available funds the principal sum of $25,000, together with interest on the unpaid principal of this Note from the date hereof at the interest rate of Nine Percent (9%). The Note can be extended for one additional twelve month period. OTH was acquired by EGPI as part of a Stock Purchase Agreement in September 2010.

Item 2.01.   Completion of Acquisition or Disposition of Assets

See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
10.1	TTI Stock Purchase Agreement with the Stockholders of Distressed Asset Acquisitions, Inc. as of March 14, 2011
10.2	Promissory Note Agreement to the Stock Purchase Agreement with Distressed Asset Acquisitions, Inc., as of March 14, 2011
10.3	OTH Stock Purchase Agreement with the Stockholders of Distressed Asset Acquisitions, Inc. as of March 14, 2011
10.4	Promissory Note Agreement to the Stock Purchase Agreement with Distressed Asset Acquisitions, Inc., as of March 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2011

EGPI FIRECREEK, INC.

By	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer